
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial inforamtion extracted from Cash Plus II
Financial Statements for the nine months ended September 39, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                       9,113,581
<SECURITIES>                                 7,501,412
<RECEIVABLES>                                  322,905<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               227,470
<PP&E>                                      80,493,077<F2>
<DEPRECIATION>                            (18,210,971)
<TOTAL-ASSETS>                              79,447,474
<CURRENT-LIABILITIES>                          741,475
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    78,705,999<F3>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                79,447,474
<SALES>                                              0
<TOTAL-REVENUES>                             6,258,294<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,709,309<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,548,985<F6>
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes all receivables included in "other assets" on the Balance Sheet.
<F2>Multi-family complex of $10,339,778, retail centers of $50,328,729 and investment in J.V. of $19,824,570.
<F3>Deficit o the General Partners of ($381,864) and equity of Limited Partners
$79,087,863.
<F4>Includes all revenue of the Partnership.
<F5>Includes all expenses of the Partnership.
<F6>Net income allocated $50,980 to the General Partners and $2,498,005 to the
Limited Partners.

